                                                                    EXHIBIT 99.1


[IASIS HEALTHCARE LOGO]

INVESTOR CONTACT:                                    NEWS MEDIA CONTACT:
David R. White                                       Eve Hutcherson
Chairman and Chief Executive Officer                 Director, Public Relations
   or                                                (615) 467-1221
W. Carl Whitmer
Vice President and Treasurer
(615) 844-2747


                     IASIS HEALTHCARE AMENDS CREDIT FACILITY


                         ------------------------------


             ANNOUNCES PROPOSED ACQUISITION OF TWO PHOENIX HOSPITALS
                        CURRENTLY LEASED BY THE COMPANY

FRANKLIN, Tennessee (October 9, 2001) -- IASIS Healthcare(R) Corporation announced today that it has amended its bank credit facility. The amendment permits the Company to borrow an additional $30.0 million under an incremental senior secured term loan on substantially the same terms and conditions as the Company's existing Tranche B term loan and provides for revisions to certain financial covenants relating to leverage and fixed charge coverage ratios. At September 30, 2001, the Company had $319.4 million of senior term loans outstanding and a revolving credit facility of up to $125.0 million, of which none was outstanding at September 30, 2001.

         The Company also announced that it has entered into a definitive agreement to acquire the land and buildings at its 350-bed St. Luke's Medical Center in Phoenix, Arizona, and 109-bed Tempe St. Luke's Hospital in Tempe, Arizona, for an aggregate purchase price of $55.0 million. The Company currently operates these two hospitals under a long-term lease with annual rent payments of approximately $7.7 million. The Company plans to finance the acquisition of these properties through borrowings under the new $30.0 million incremental secured term loan and borrowings under its revolving credit facility. Pending satisfaction of customary closing conditions, the Company expects to complete the acquisition during October 2001.

         David White, the Company's chairman and chief executive officer, said, "We are pleased to have completed the amendment of our bank credit facility, allowing us increased flexibility in pursuing our business plan. We have a solid continuing commitment to the Phoenix market and to our existing facilities. This acquisition will give us the flexibility to add services which will provide more healthcare options for our patients and their physicians. The acquisition will also have a positive effect on the Company's cash flow."



                                     -MORE-

IASIS Healthcare Announces Amendment to Credit Facility
   and Proposed Acquisition of Two Hospitals
Page 2
October 9, 2001


         IASIS Healthcare(R) Corporation, located in Franklin, Tennessee, is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians, working with local managed care plans, and recruiting experienced management. Currently, IASIS Healthcare owns or leases 14 hospitals with a total of 2,152 beds in service. These hospitals are located in four regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in the state of Texas, including San Antonio. IASIS Healthcare also operates five ambulatory surgery centers and a Medicaid health plan that currently serves over 45,700 members in Arizona.

         This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of our operating and growth strategy (including possible acquisitions and dispositions), projections of revenue, income or loss, and future operations. Forward-looking statements involve risks and uncertainties including, without limitation, those associated with our ability to enter into favorable contracts with managed care payors; the highly competitive nature of the healthcare industry; possible changes in Medicare and Medicaid reimbursement levels and other Federal or state healthcare reforms; future cost containment initiatives undertaken by purchasers of healthcare services; our ability to attract and retain qualified management and personnel, including physicians and nurses; our ability to service our significant indebtedness; the effect of existing and future governmental regulations, including the Balanced Budget Act of 1997, the Balanced Budget Refinement Act of 1999 and the Benefits Improvement Protection Act of 2000; the impact of possible governmental investigations; our ability to successfully implement and integrate our management information systems at our hospitals; our limited operating history; our ability to successfully manage the risks of our Medicaid managed care plan, Health Choice; our ability to successfully complete and integrate acquisitions of other companies or facilities; general economic and business conditions; and those risks, uncertainties and other matters detailed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2000, and from time to time in our filings with the Securities and Exchange Commission.

         Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



                                      -END-